EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-207672 on Form S-3 and Registration Statement No. 333-177607 on Form S-8 of our reports dated February 28, 2020, relating to the financial statements of Xylem Inc. and subsidiaries, and the effectiveness of Xylem Inc. and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.
/s/ Deloitte & Touche LLP
Stamford, Connecticut
February 28, 2020